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                                                                     Exhibit 1.1


                     KONGZHONG SCHEDULES CONFERENCE CALL FOR
                           2005 THIRD QUARTER EARNINGS

Beijing, October 26, 2005 -- KongZhong Corporation (Nasdaq : KONG), a leading provider of advanced second generation (2.5G) wireless value-added services in China, plans to release its 2005 third quarter financial results before the US financial markets open on November 15, 2005. The Company will host a conference call at 8:00 am (EST) to discuss the results.

                                   (Speakers)
                 Yunfan Zhou, Chairman & Chief Executive Officer
                              Nick Yang, President
                         JP Gan, Chief Financial Officer


HONG KONG TIME:                             NOVEMBER 15, 2005, TUESDAY, 9:00 PM
EASTERN TIME:                               NOVEMBER 15, 2005, TUESDAY, 8:00 AM
PACIFIC TIME:                               NOVEMBER 15, 2005, TUESDAY, 5:00 AM


CONFERENCE CALL ACCESS NUMBERS:
China (North) Toll Free Number:  10-800-852-0823
China (South) Toll Free Number:  10-800-152-0823
Hong Kong Toll Number:  852-2258-4002
USA Toll Free Number:  877-542-7993
PASSCODE: KONG ZHONG


REPLAY ACCESS NUMBERS (FOR 7 DAYS):
USA Toll Free Number:               1-800-839-2867
Hong Kong Toll Number:              852-2802-5151
PASSCODE:                           718440


WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
JP Gan of KongZhong Corporation
Tel:     +86 10 8857 6000
Fax:     +86 10 8857 5891
Email:   ir@kongzhong.com
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